SCHOLASTIC REPORTS FOURTH QUARTER AND FISCAL 2022 RESULTS LED BY
RECORD REVENUE PER FAIR LEVELS AND STRONG EDUCATION SOLUTIONS SALES

•Fourth Quarter Operating Income Up $55.8M on 28% YOY Higher Revenue of $514.4M
•Company Expects Full Year 2023 Revenue to Increase 8%-10% Versus Fiscal 2022
•Regular Quarterly Dividend Raised 33% to $0.20 Per Share

New York – July 21, 2022 - Scholastic Corporation (NASDAQ: SCHL), the global children’s publishing, education and media company, today reported financial results for the Company’s fiscal fourth quarter and full year ended May 31, 2022. Scholastic recorded significant revenue and operating income gains in both reporting periods, led by increased in-person book fairs and record revenue-per-fair levels in the U.S. book fairs channel, as well as strong demand for the Company’s educational offerings.
As previously announced, reflecting confidence in the Company’s performance and outlook, its Board of Directors also approved a 33% increase in its regular quarterly cash dividend to $0.20 per share from $0.15 per share on the Company’s Class A and Common Stock for the first quarter of fiscal 2023. The dividend is payable on September 15, 2022 to shareholders of record as of the close of business on August 31, 2022.

Company Commentary from Peter Warwick, Scholastic President & CEO

“Scholastic’s strong fourth fiscal quarter and full-year results were driven by the success of our strategic and operational initiatives, and the ever growing demand for our products by children, parents and our long-standing school partners.”
“It’s clear that Scholastic has emerged from the challenges of the pandemic even stronger and better positioned for future sustainable growth, as indicated by our higher expectations for fiscal 2023 and the recently announced increase in our regular quarterly dividend. Scholastic’s employees did an amazing job fulfilling our Company mission during these uncertain times by embracing every opportunity to increase collaboration and foster innovation.”
“Looking ahead to fiscal 2023 and beyond, we see continuing demand for our products and services deeply rooted in the fundamental role of our engaging independent reading materials in the learning goals of children. This goes beyond recovery as there is a renewed focus on the benefits that independent reading and book ownership have for young readers and their overall development. As educators, parents and policymakers look to close the learning gaps exacerbated by the pandemic, Scholastic will continue to be a trusted and preferred partner. In addition, our popular and highly-valued intellectual property will fuel our growth and financial performance, as we continually expand and refresh our deep library of content."

Fiscal 2022 Q4 Review

In $ millions	Fourth Quarter		Change
	2022	2021	$	%
Revenues	$514.4	$401.4	$113.0	28%

Operating income (loss)	$65.5	$9.7	$55.8	NM
Earnings (loss) before taxes	$53.7	$8.0	$45.7	NM

Operating income (loss), ex. one-time items*	$66.1	$41.6	$24.5	59%
Earnings (loss) before taxes, ex. one-times *	$65.9	$39.9	$26.0	65%
Adjusted EBITDA*	$88.5	$63.6	$24.9	39%

* Please refer to the non-GAAP financial tables attached
NM - Not meaningful

Revenues increased 28% driven primarily by the return of in-person book fairs and the historically high revenue-per-fair as well as the continued growth in educational product sales due to the high demand for independent reading for children.

Operating Income increased $55.8M to $65.5M while Adjusted EBITDA (a non-GAAP measure of operations explained in the accompanying tables) increased 39% to $88.5M. These increases are indicative of the Company’s ongoing efforts to improve operational efficiencies by streamlining distribution channels and focusing on intelligent spending throughout the Company.

Segment Results

In $ millions	Fourth Quarter		Change
	2022	2021	$	%
Revenues
Children’s Book Publishing and Distribution	$277.2	$195.8	$81.4	42%
Education Solutions	156.8	124.9	31.9	26%
International	80.4	80.7	(0.3)	(0)%

Overhead ex. one-times *	$28.4	$15.0	$13.4	89%

* Please refer to the non-GAAP financial tables attached

Children’s Book Publishing and Distribution
Book Fairs revenues increased $85.1M on historically high revenue-per-fair levels on 72% of pre-pandemic in-person fair count.
Trade revenues increased $6.6M primarily driven by key frontlist publishing and backlist titles from the Company’s best-selling series that continue to resonate with customers.
Book Clubs revenues decreased $10.3M as a result of the residual effects of the labor and system issues experienced earlier in the fiscal year.
Education Solutions
Higher revenues of $31.9M were driven by the increased demand for educational materials needed to support a generation of students affected by the COVID pandemic. The Company experienced an increase in sales of family and community engagement and summer reading offerings in the fourth quarter, as well as higher sales of its Scholastic LiteracyTM and Rising Voices Library®.

Demand continues to benefit, in part, from government financed programs such as ESSER, the Elementary and Secondary School Emergency Relief Fund, which provides direct funding to states and districts, and from state-driven programs as seen in the New Worlds Reading Initiative, which exceeded its enrollment target in the first year of a five year contract.
International
In the major markets, revenue increased $4.5M, primarily driven by the performance of the book fairs channel in both the UK and Canada markets. Business in Australia and New Zealand was adversely affected by the later timing of COVID-related shutdowns when compared to the other markets.
Revenues in Asia decreased as the Company exited its direct sales business, which is no longer a strategic fit for the Company’s future growth strategy, and China continued to be impacted by restrictive government regulations on after-school tutoring programs as well as pandemic-related shutdowns.

Overhead
Excluding one-time items, overhead costs increased $13.4M which was primarily related to an increase in employee-related costs arising from inflationary pressures on labor, including unallocated wages from the Company’s Missouri distribution facilities as well as higher accrued bonuses and salary-related benefit costs.

Fiscal 2022 YTD Review

In $ millions	Fiscal Year		Change
	2022	2021	$	%
Revenues	$1,642.9	$1,300.3	$342.6	26%

Operating income (loss)	$97.4	$(22.7)	$120.1	NM
Earnings (loss) before taxes	$89.7	$(18.2)	$107.9	NM

Operating income (loss), ex. one-time items*	$97.5	$39.0	$58.5	150%
Earnings (loss) ex. one-times *	$95.2	$43.5	$51.7	119%
Adjusted EBITDA*	$188.9	$139.6	$49.3	35%

* Please refer to the non-GAAP financial tables attached
NM - Not meaningful

Revenues increased 26% primarily driven by the return of in-person book fairs resulting in higher revenues of $265.4M. Education Solutions revenue increased $81.3M on overall higher demand with improved sales of the Company’s culturally-responsive products such as Rising Voices Library, early childhood products such as PreK On My WayTM, summer reading programs and Scholastic Literacy.

Operating Income of $97.4M (and Adjusted EBITDA of $188.9M) are indicative of the recovery of the U.S. book fairs business which benefited from minimal incremental distribution costs associated with higher revenue per fair. The Company also had overall lower selling, general and administrative expenses as a percentage of revenue which is indicative of the effectiveness of the Company’s cost saving initiatives and improved operational efficiencies.

Capital Position and Liquidity

In $ millions	Fiscal Year		Change
	2022	2021	$	%
Net cash provided by operating activities	$226.0	$71.0	$155.0	NM
Additions to property, plant and equipment and prepublication expenditures	(59.2)	(67.9)	8.7	13%
Net proceeds from sale of assets	16.0	17.4	(1.4)	(8)%
Free cash flow (use)*	$182.8	$20.5	$162.3	NM

Net cash (debt)*	$310.1	$176.3	$133.8	76%

* Please refer to the non-GAAP financial tables attached
NM - Not meaningful

The $155.0M increase in cash provided by operating activities and the $162.3M increase in free cash flow (a non-GAAP measure of operations explained in the accompanying tables) versus the prior period were primarily driven by $390.0M in higher customer collections on the increase in revenues as well as $54.0M in higher net federal tax refunds. This was partially offset by higher inventory purchases of $112.4M, increased payroll related payments, higher postage and freight charges, and a

$13.4M net settlement of an intellectual property litigation matter. Higher cash balances will afford the Company financial flexibility to pursue strategic growth initiatives.

The Company distributed $5.2M in dividends in the fourth quarter and has reacquired 870,258 shares of its common stock for $33.4M in fiscal year 2022. As previously disclosed, this included a privately negotiated transaction with a related party for 300,000 common shares at a 4.2% discount to market prices. In addition, during the fourth fiscal quarter, the Company entered into a privately negotiated transaction with a third party for the repurchase of 190,290 common shares at a 4.0% discount to market prices. The Company expects to continue open market repurchases of its shares for the foreseeable future.

Outlook

In fiscal 2023, the Company expects the overall demand for independent reading resources at home and in school to remain strong, and management will continue to reallocate investments to yield the best returns by focusing on the value of the Company’s intellectual property, expanding its education solutions channel and, where appropriate, adjust product pricing.

In the book fairs channel, the Company will strategically increase fair count, anticipating 85% pre-pandemic levels, while maintaining strong revenue per fair, continuing to leverage improved distribution efficiencies and sales and marketing efforts. Labor and system issues in the book clubs channel have been mitigated and higher operating incomes are expected on improved customer confidence. The Company is also excited about new releases in the trade channel from some of the most popular best-selling series and authors such as Wings of FireTM GraphixTM by Tui Sutherland, Cat Kid Comic Club®: Collaborations by Dav Pilkey, Brian Selznick’s Big Tree and many more. The Company’s content benefited from on-screen adaptations such as Dreamworks’ The Bad GuysTM and Netflix’s HeartstopperTM in fiscal 2022 and moving forward Scholastic Entertainment has 35+ projects in development, some of which will impact next fiscal year, such as Eva the OwletTM, a new animated kids and family series on AppleTV+ based on the New York Times bestselling Scholastic book series “Owl Diaries”TM by award-winning author Rebecca Elliott.

The Company anticipates increased demand of its educational products supported by continued government-related funding programs, as well as improvements in Education Solutions’ sales and marketing efforts. The Company will enter its second year of the New Worlds Reading Initiative, which will begin in the second fiscal quarter, and will look for future state-sponsored programs opportunities as they arise. The sales of Scholastic Magazines+TM have reached near pre-pandemic levels with distribution of over 125M units of digital and physical product to children throughout the U.S. The Company will prudently increase spending to improve cross-selling initiatives and data-driven selling opportunities which will benefit future periods but will impact next fiscal year, decreasing operating income.

Internationally, the Company is expecting modest improvement in operating profits as the major markets continue to recover from the impacts of the global pandemic and Asia benefits from the Company’s strategic exit of the low-margin direct sales business.

Overhead costs are expected to increase next year due to higher salary related costs as a result of continuing inflationary pressures and an increase in spending on transformative and digital services as the Company invests in future growth opportunities. The Company will continue to explore further opportunities for measured cost savings with process improvements and automation, product rationalization and overall improvements in resource allocation to increase shareholder value.

The Company expects fiscal year 2023 revenues to increase 8%-10% and has set an Adjusted EBITDA (as defined in the accompanying tables) target for fiscal year 2023 of $195M to $205M, up from $188.9M in fiscal 2022.

Additional Information

To supplement our financial statements presented in accordance with GAAP, we include certain non-GAAP calculations and presentations including, as noted above, “Adjusted EBITDA” and “Free Cash Flow”. Please refer to the non-GAAP financial tables attached to this press release for supporting details on the impact of one-time items on operating income, net income and diluted EPS, and the use of non-GAAP financial measures included in this release. This information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Conference Call

The Company will hold a conference call to discuss its results at 4:30 p.m. ET today, July 21, 2022. Peter Warwick, Scholastic President and Chief Executive Officer, and Kenneth Cleary, the Company’s Chief Financial Officer, will moderate the call.

The conference call and accompanying slides will be webcast and accessible through the Investor Relations section of Scholastic’s website, www.investor.scholastic.com. To access the conference call by phone, please go to this link (registration link), and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. Shortly following the call, an archived webcast and accompanying slides from the conference call will also be posted at investor.scholastic.com.

About Scholastic

For more than 100 years, Scholastic Corporation (NASDAQ: SCHL) has been encouraging the personal and intellectual growth of all children, beginning with literacy. Having earned a reputation as a trusted partner to educators and families, Scholastic is the world's largest publisher and distributor of children's books, a leading provider of literacy curriculum, professional services, and classroom magazines, and a producer of educational and entertaining children's media. The Company creates and distributes bestselling books and e-books, print and technology-based learning programs for pre-K to grade 12, and other products and services that support children's learning and literacy, both in school and at home. With 15 international operations and exports to 165 countries, Scholastic makes quality, affordable books available to all children around the world through school-based book clubs and book fairs, classroom libraries, school and public libraries, retail, and online. Learn more at www.scholastic.com.

Forward-Looking Statements

This news release contains certain forward-looking statements relating to future periods. Such forward-looking statements are subject to various risks and uncertainties, including those arising from the continuing impact of COVID-19 related measures taken by governmental authorities, school administrators, or suppliers or customers which may curtail or otherwise adversely affect certain of the Company’s business operations, and the conditions of the children’s book and educational materials markets generally and acceptance of the Company’s products within those markets, and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

SCHL: Financial

Table 1

Scholastic Corporation
Consolidated Statements of Operations
(Unaudited)
(In $ Millions, except shares and per share data)

	Three months ended		Twelve months ended
	05/31/22	05/31/21	05/31/22	05/31/21
Revenues	$514.4	$401.4	$1,642.9	$1,300.3
Operating costs and expenses:
Cost of goods sold	224.6	188.1	765.5	628.7
Selling, general and administrative expenses (1)	210.1	188.9	722.8	622.7
Depreciation and amortization	13.8	14.5	56.8	60.5
Asset impairments and write downs (2)	0.4	0.2	0.4	11.1
Total operating costs and expenses	448.9	391.7	1,545.5	1,323.0
Operating income (loss)	65.5	9.7	97.4	(22.7)
Interest income (expense), net	(0.2)	(1.7)	(2.4)	(5.8)
Other components of net periodic benefit (cost)	0.0	0.0	0.1	(0.1)
Gain (loss) on assets held for sale (3)	(15.1)	—	(15.1)	—
Gain (loss) on sale of assets and other (4)	3.5	—	9.7	10.4
Earnings (loss) before income taxes	53.7	8.0	89.7	(18.2)
Provision (benefit) for income taxes (5)	1.6	0.3	8.7	(7.3)
Net income (loss)	52.1	7.7	81.0	(10.9)
Less: Net income (loss) attributable to noncontrolling interest	0.0	0.1	0.1	0.1
Net income (loss) attributable to Scholastic Corporation	$52.1	$7.6	$80.9	$(11.0)
Basic and diluted earnings (loss) per share of Class A and Common Stock (6)
Basic	$1.51	$0.22	$2.33	$(0.32)
Diluted	$1.46	$0.22	$2.27	$(0.32)
Basic weighted average shares outstanding	34,382	34,378	34,527	34,332
Diluted weighted average shares outstanding	35,434	35,108	35,564	34,622

(1) In the three and twelve months ended May 31, 2022, the Company recognized pretax severance and related charges of $0.5 and $6.2, respectively, and pretax branch consolidation costs of $0.1 and $0.5, respectively. In the twelve months ended May 31, 2022, the Company recognized $6.6 of pretax insurance proceeds related to an intellectual property legal settlement accrued in fiscal 2021. In the three and twelve months ended May 31, 2021, the Company recognized pretax mediation-assisted settlement charges of $20.0 related to intellectual property used in formerly owned products, pretax severance of $5.1 and $23.1, respectively, and pretax branch consolidation and other business rationalization costs of $6.6 and $7.5, respectively.

(2) In the three and twelve months ended May 31, 2021, the Company recognized pretax asset impairments of $0.2 and $2.6 related to its plan to permanently close 13 of its 54 book fair warehouses in the U.S. as part of a branch consolidation project. In the twelve months ended May 31, 2021, the Company recognized pretax asset impairments of $8.5 related to its plan to cease use of certain leased office space in New York City and consolidate into its company-owned New York headquarters building.

(3) In the three and the twelve months ended May 31, 2022, the Company recognized pretax loss on assets held for sale related to the Company's plan to exit the direct sales business in Asia of $15.1. The business and related assets are expected to be sold in the first quarter of fiscal 2023.

(4) In the three and twelve months ended May 31, 2022, the Company recognized pretax gain on the sale of its UK distribution facility located in Witney of $3.5. In the twelve months ended May 31, 2022, the Company recognized pretax gain on the sale of its Lake Mary facility of $6.2. In the twelve months ended May 31, 2021, the Company recognized pretax gain on the sale of its UK distribution center located in Southam of $3.8 and pretax gain on the sale of its Danbury facility of $6.6.

(5) In the three and twelve months ended May 31, 2022, the Company recognized a benefit of $3.1 and $1.3, respectively, for income taxes in respect to one-time pretax items. In the three and twelve months ended May 31, 2021, the Company recognized a benefit for income taxes in respect to one-time pretax charges of $8.0 and $15.5, respectively.

(6) Earnings (loss) per share are calculated on non-rounded net income (loss) and shares outstanding. Recalculating earnings per share based on numbers rounded to millions may not yield the results as presented.

Table 2

Scholastic Corporation
Segment Results
(Unaudited)
(In $ Millions)

	Three months ended		Change		Twelve months ended		Change
	05/31/22	05/31/21	$	%	05/31/22	05/31/21	$	%
Children’s Book Publishing and Distribution
Revenues
Books Clubs	$27.2	$37.5	$(10.3)	(27)%	$126.4	$145.4	$(19.0)	(13)%
Book Fairs	161.5	76.4	85.1	111%	429.7	164.3	265.4	162%
Consolidated Trade	88.5	81.9	6.6	8%	390.4	365.3	25.1	7%
Total Revenues	277.2	195.8	81.4	42%	946.5	675.0	271.5	40%
Operating income (loss)	46.8	10.1	36.7	NM	115.3	8.9	106.4	NM
Operating margin	16.9%	5.2%			12.2%	1.3%

Education Solutions
Revenues	156.8	124.9	31.9	26%	393.6	312.3	81.3	26%
Operating income (loss)	45.8	40.1	5.7	14%	81.8	57.7	24.1	42%
Operating margin	29.2%	32.1%			20.8%	18.5%

International
Revenues	80.4	80.7	(0.3)	(0)%	302.8	313.0	(10.2)	(3)%
Operating income (loss)	1.3	(0.5)	1.8	NM	3.3	21.2	(17.9)	(84)%
Operating margin	1.6%	—%			1.1%	6.8%

Overhead expense	28.4	40.0	(11.6)	(29)%	103.0	110.5	(7.5)	(7)%
Operating income (loss)	$65.5	$9.7	$55.8	NM	$97.4	$(22.7)	$120.1	NM
NM - Not meaningful

Table 3

Scholastic Corporation
Supplemental Information
(Unaudited)
(In $ Millions)

Selected Balance Sheet Items
	05/31/22	05/31/21
Cash and cash equivalents	$316.6	$366.5
Accounts receivable, net	299.4	256.1
Inventories, net	281.4	269.7
Accounts payable	162.3	138.0
Accrued royalties	61.3	45.5
Lines of credit and current portion of long-term debt	6.5	182.9
Long-term debt	—	7.3
Total debt	6.5	190.2
Net cash (debt) (1)	310.1	176.3
Total stockholders’ equity	1,218.4	1,182.3

Selected Cash Flow Items
	Three months ended		Twelve months ended
	05/31/22	05/31/21	05/31/22	05/31/21
Net cash provided by (used in) operating activities	$47.5	$34.5	$226.0	$71.0
Add:
Net proceeds from sale of assets	5.6	—	16.0	17.4
Less:
Additions to property, plant and equipment	14.0	10.1	42.0	47.2
Prepublication expenditures	4.2	5.4	17.2	20.7
Free cash flow (use) (2)	$34.9	$19.0	$182.8	$20.5

(1) Net cash (debt) is defined by the Company as cash and cash equivalents, net of lines of credit and short-term debt plus long-term-debt. The Company utilizes this non-GAAP financial measure, and believes it is useful to investors, as an indicator of the Company’s effective leverage and financing needs.

(2) Free cash flow (use) is defined by the Company as net cash provided by or used in operating activities (which includes royalty advances) and cash acquired through acquisitions and from sale of assets, reduced by spending on property, plant and equipment and prepublication costs. The Company believes that this non-GAAP financial measure is useful to investors as an indicator of cash flow available for debt repayment and other investing activities, such as acquisitions. The Company utilizes free cash flow as a further indicator of operating performance and for planning investing activities.

Table 4

Scholastic Corporation
Supplemental Results - Excluding One-Time Items
(Unaudited)
(In $ Millions, except per share data)

	Three months ended
	05/31/2022			05/31/2021
	Reported	One-time items	Excluding One-time items	Reported	One-time items	Excluding One-time items
Diluted earnings (loss) per share (1)	$1.46	$0.26	$1.72	$0.22	$0.68	$0.90
Net income (loss) (2)	$52.1	$9.1	$61.2	$7.6	$23.9	$31.5
Earnings (loss) before income taxes (3)	$53.7	$12.2	$65.9	$8.0	$31.9	$39.9

Children’s Book Publishing and Distribution (4)	$46.8	$—	$46.8	$10.1	$2.5	$12.6
Education Solutions	45.8	—	45.8	40.1	—	40.1
International (5)	1.3	0.6	1.9	(0.5)	4.4	3.9
Overhead (6)	(28.4)	0.0	(28.4)	(40.0)	25.0	(15.0)
Operating income (loss)	$65.5	$0.6	$66.1	$9.7	$31.9	$41.6

	Twelve months ended
	05/31/2022			05/31/2021
	Reported	One-time items	Excluding One-time items	Reported	One-time items	Excluding One-time items
Diluted earnings (loss) per share (1)	$2.27	$0.12	$2.38	$(0.32)	$1.35	$1.02
Net income (loss) (2)	$80.9	$4.2	$85.1	$(11.0)	$46.2	$35.2
Earnings (loss) before income taxes (3)	$89.7	$5.5	$95.2	$(18.2)	$61.7	$43.5

Children’s Book Publishing and Distribution (4)	$115.3	$—	$115.3	$8.9	$5.4	$14.3
Education Solutions	81.8	—	81.8	57.7	—	57.7
International (5)	3.3	1.7	5.0	21.2	7.2	28.4
Overhead (6)	(103.0)	(1.6)	(104.6)	(110.5)	49.1	(61.4)
Operating income (loss)	$97.4	$0.1	$97.5	$(22.7)	$61.7	$39.0

(1) Earnings (loss) per share are calculated on non-rounded net income (loss) and shares outstanding. Recalculating earnings per share based on rounded numbers may not yield the results as presented.

(2) In the three and twelve months ended May 31, 2022, the Company recognized a benefit of $3.1 and $1.3, respectively, for income taxes in respect to one-time pretax items. In the three and twelve months ended May 31, 2021, the Company recognized a benefit for income taxes in respect to one-time pretax charges of $8.0 and $15.5, respectively.

(3) In the three and the twelve months ended May 31, 2022, the Company recognized pretax loss on assets held for sale related to the Company's plan to exit the direct sales business in Asia of $15.1. The business and related assets are expected to be sold in the first quarter of fiscal 2023. In the three and twelve months ended May 31, 2022, the Company recognized pretax gain on the sale of its UK distribution facility located in Witney of $3.5. In the twelve months ended May 31, 2022, the Company recognized pretax gain on the sale of its Lake Mary facility of $6.2.

(4) In the three and twelve months ended May 31, 2021, the Company recognized pretax asset impairment of $0.2 and $2.6, respectively, and pretax branch consolidation costs of $2.3 and $2.8, respectively, related to its plan to permanently close 13 of its 54 book fair warehouses in the U.S.

(5) In the three and twelve months ended May 31, 2022, the Company recognized pretax severance of $0.5 and $1.2, respectively, and pretax branch consolidation costs of $0.1 and $0.5, respectively. In the three and twelve months ended May 31, 2021, the Company recognized pretax severance of $0.1 and $2.6, respectively, and pretax branch consolidation and other business rationalization costs of $4.3 and $4.6, respectively.

(6) In the twelve months ended May 31, 2022, the Company recognized pretax insurance proceeds related to an intellectual property legal settlement accrued in fiscal 2021 of $6.6 partly offset by pretax severance and related charges of $5.0. In the three and twelve months ended May 31, 2021, the Company recognized pretax mediation-assisted settlement charges of $20.0 related to intellectual property used in formerly owned products and pretax severance of $5.0 and $20.5, respectively. In the twelve months ended May 31, 2021, the Company recognized pretax asset impairment charges of $8.5 and pretax branch consolidation costs of $0.1, respectively, related to its plan to cease use of certain leased office space in New York City and consolidate into its company-owned New York headquarters building.

Table 5

Scholastic Corporation
Consolidated Statements of Operations - Supplemental
Adjusted EBITDA
(Unaudited)
(In $ Millions)

	Three months ended
	05/31/22	05/31/21
Earnings (loss) before income taxes as reported	$53.7	$8.0
One-time items before income taxes	12.2	31.9
Earnings (loss) before income taxes excluding one-time items	65.9	39.9
Interest (income) expense	0.2	1.7
Depreciation and amortization (1)	15.9	15.6
Amortization of prepublication costs	6.5	6.4
Adjusted EBITDA (2)	$88.5	$63.6

	Twelve months ended
	05/31/22	05/31/21
Earnings (loss) before income taxes as reported	$89.7	$(18.2)
One-time items before income taxes	5.5	61.7
Earnings (loss) before income taxes excluding one-time items	95.2	43.5
Interest (income) expense	2.4	5.8
Depreciation and amortization (1)	64.9	64.9
Amortization of prepublication costs	26.4	25.4
Adjusted EBITDA (2)	$188.9	$139.6

(1) For the three and twelve months ended May 31, 2022, amounts include depreciation of $0.9 and $3.8, respectively, recognized in cost of goods sold, amortization of deferred financing costs of $0.1 and $0.4, respectively, and amortization of capitalized cloud software of $1.1 and $3.9, respectively, recognized in selling, general and administrative expenses. For the three and twelve months ended May 31, 2021, amounts include depreciation of $0.8 and $3.2, respectively, recognized in cost of goods sold, amortization of deferred financing costs of $0.1 and $0.5, respectively, and amortization of capitalized cloud software of $0.2 and $0.7, respectively, recognized in selling, general and administrative expenses.

(2) Adjusted EBITDA is defined by the Company as earnings (loss), excluding one-time items, before interest, taxes, depreciation and amortization. The Company believes that Adjusted EBITDA is a meaningful measure of operating profitability and useful for measuring returns on capital investments over time as it is not distorted by unusual gains, losses, or other items.

Contact: Scholastic Corporation

Investors: Paul Hukkanen, (212) 343-6741 investor_relations@scholastic.com

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